                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY

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                     CDN GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                         SS&C TECHNOLOGIES CANADA CORP.

                                       AND

                           3105198 NOVA SCOTIA COMPANY

                                   in favor of

                    JPMORGAN CHASE BANK, N.A., TORONTO BRANCH
                        as Canadian Administrative Agent

                          Dated as of November 23, 2005

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

                                TABLE OF CONTENTS

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                                                                                 Page
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
SECTION 1. DEFINED TERMS.......................................................    2
   1.1     Definitions.........................................................    2
   1.2     Other Definitional Provisions.......................................    6

SECTION 2. GUARANTEE...........................................................    7
   2.1     Guarantee...........................................................    7
   2.2     Right of Contribution...............................................    7
   2.3     No Subrogation......................................................    7
   2.4     Amendments, etc. with respect to the CDN Borrower Obligations.......    8
   2.5     Guarantee Absolute and Unconditional................................    8
   2.6     Reinstatement.......................................................   10
   2.7     Payments............................................................   11
   2.8     Taxes...............................................................   11

SECTION 3. GRANT OF SECURITY INTEREST..........................................   13
   3.1     Grant of Security Interest..........................................   13
   3.2     Attachment of Security Interest.....................................   14

SECTION 4. REPRESENTATIONS AND WARRANTIES......................................   14
   4.1     Representations in Credit Agreement.................................   14
   4.2     Title; No Other Liens...............................................   15
   4.3     Jurisdiction of Organization; Chief Executive Office................   15
   4.4     Inventory and Equipment.............................................   15
   4.5     Farm Products.......................................................   15
   4.6     Pledged Stock.......................................................   15
   4.7     Intellectual Property...............................................   16

SECTION 5. COVENANTS...........................................................   16
   5.1     Covenants in Credit Agreement.......................................   16
   5.2     Pledged Securities..................................................   16
   5.3     ULC Shares..........................................................   16

SECTION 6. REMEDIAL PROVISIONS.................................................   16
   6.1     Certain Matters Relating to Receivables.............................   16
   6.2     Communications with Obligors; Grantors Remain Liable................   17
   6.3     Pledged Securities..................................................   17
   6.4     Proceeds to be Turned Over To CDN Administrative Agent..............   18
   6.5     Application of Proceeds.............................................   19
   6.6     PPSA and Other Remedies.............................................   19
   6.7     Private Sales.......................................................   20
   6.8     Deficiency..........................................................   20
   6.9     Appointment of Receiver.............................................   20

SECTION 7. THE CDN ADMINISTRATIVE AGENT........................................   21
   7.1     CDN Administrative Agent's Appointment as Attorney-in-Fact, etc.....   21
   7.2     Duty of CDN Administrative Agent....................................   22
   7.3     Execution of Financing Statements...................................   22
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                                        i

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
   7.4     Authority of CDN Administrative Agent...............................   23

SECTION 8. MISCELLANEOUS.......................................................   23
   8.1     ULC Shares..........................................................   23
   8.2     Amendments in Writing...............................................   24
   8.3     Notices.............................................................   24
   8.4     No Waiver by Course of Conduct; Cumulative Remedies.................   24
   8.5     Enforcement Expenses; Indemnification...............................   24
   8.6     Judgment Currency...................................................   24
   8.7     Successors and Assigns..............................................   25
   8.8     Set-Off.............................................................   25
   8.9     Counterparts........................................................   25
   8.10    Severability........................................................   26
   8.11    Section Headings....................................................   26
   8.12    Integration.........................................................   26
   8.13    GOVERNING LAW.......................................................   26
   8.14    Submission To Jurisdiction; Waivers.................................   26
   8.15    Acknowledgements....................................................   27
   8.16    Additional Guarantors...............................................   27
   8.17    Amalgamation........................................................   27
   8.18    Releases............................................................   27
   8.19    WAIVER OF JURY TRIAL................................................   28

SCHEDULES

Schedule 1   Notice Addresses
Schedule 2   Pledged Securities
Schedule 3   Perfection Matters
Schedule 4   Jurisdictions of Organization and Chief Executive Offices
Schedule 5   Inventory and Equipment Locations
Schedule 6   Intellectual Property

Annexes

Annex I      Assumption Agreement

                     CDN GUARANTEE AND COLLATERAL AGREEMENT

          CDN GUARANTEE AND COLLATERAL AGREEMENT, dated as of November 23, 2005, made by SS&C Technologies Canada Corp. and each of the signatories hereto under the "Guarantors" heading on the signature pages hereof (together with any other entity that may become a party hereto as provided herein, the "Guarantors"), in favor of JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent (in such capacity, the "CDN Administrative Agent") for the Canadian banks and other financial institutions or entities (the "CDN Lenders") from time to time parties to the Credit Agreement, dated as of November 23, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Sunshine Acquisition II, Inc., a Delaware corporation (the "Initial US Borrower"), SS&C Technologies, Inc., a Delaware corporation (the "Surviving US Borrower"), SS&C Technologies Canada Corp., a Nova Scotia unlimited company (the "CDN Borrower" and, together with the US Borrower (as defined below), the "Borrowers"), the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Credit Agreement, Wachovia Bank, National Association, as syndication agent, Bank of America, N.A., as documentation agent, JPMorgan Chase Bank, N.A., as administrative agent (the "Administrative Agent"), the CDN Administrative Agent, and the other parties named therein.

                                  WITNESSETH:

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Borrowers are members of an affiliated group of companies that includes each Guarantor;

          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;

          WHEREAS, the Borrowers and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

          WHEREAS, it is a condition precedent to the obligation of the CDN Lenders to make their respective extensions of credit to the CDN Borrower under the Credit Agreement that the CDN Borrower and the Guarantors shall have executed and delivered this Agreement to the CDN Administrative Agent for the ratable benefit of the CDN Lenders;

          WHEREAS, certain of the Pledged Stock may hereafter consist of shares of stock or other equity interests ("ULC Shares") of one or more unlimited liability companies under the Companies Act (Nova Scotia) (each, a "ULC") and, to best ensure that neither the CDN Administrative Agent, the Administrative Agent nor any of the CDN Lenders could, under any circumstances prior to realization, be held to be a "member" of the ULC for the purposes of the Companies Act (Nova Scotia), certain provisions of this Agreement are to apply differently insofar as any Pledged Stock consists of ULC Shares;

          NOW, THEREFORE, in consideration of the premises and to induce the CDN Administrative Agent and the CDN Lenders to enter into the Credit Agreement and to induce the CDN Lenders to make their respective extensions of credit to the CDN Borrower thereunder, the CDN

Borrower and each Guarantor hereby agrees with the CDN Administrative Agent, for the ratable benefit of the CDN Lenders, as follows:

                            SECTION 1. DEFINED TERMS

     1.1 Definitions

     (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the PPSA (as defined below): "chattel paper", "consumer goods", "documents of title", "equipment", "goods", "instruments", "intangibles", "inventory", "proceeds", "financing statement" and "financing change statement".

     (b) The following terms shall have the following meanings:

          "Account": all accounts and book debts and generally all debts, due, claims, choses in action, and demands of every kind and nature howsoever arising or secured, including under letters of credit and advices of credit, which are now due, owing, or accruing, or growing due to, or owned by, any Grantor.

          "Agreement": this CDN Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "CDN Borrower Cash Management Obligations": to the extent that the CDN Borrower so agrees in the applicable agreements therefor, the collective reference to all obligations and liabilities of the CDN Borrower and its CDN Subsidiaries (including, to the extent that such agreements so provide and without limitation, interest accruing at the then applicable rate provided in the Specified Cash Management Arrangement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the CDN Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any CDN Lender or any affiliate of any CDN Lender (or any CDN Lender or any affiliate thereof at the time such Specified Cash Management Arrangement was entered into), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Cash Management Arrangement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, to the extent that such agreements so provide and without limitation, all fees and disbursements of counsel to the relevant CDN Lender or affiliate thereof that are required to be paid by the CDN Borrower pursuant to the terms of any Specified Cash Management Arrangement).

          "CDN Borrower Credit Agreement Obligations": the collective reference to the unpaid principal of and interest on the Loans, the Reimbursement Obligations, the full Face Amount of all outstanding B/As and all other obligations and liabilities of the CDN Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the CDN Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the CDN Administrative Agent, the Administrative Agent or any CDN Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any B/A or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the CDN Administrative Agent, the Administrative Agent or to the CDN Lenders that are required to be paid by the CDN Borrower pursuant to the terms of any of the foregoing agreements).

          "CDN Borrower Hedge Agreement Obligations": the collective reference to all obligations and liabilities of the CDN Borrower and its CDN Subsidiaries (including, without limitation, interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the CDN Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any CDN Lender or any affiliate of any CDN Lender (or any CDN Lender or any affiliate thereof at the time such Specified Hedge Agreement was entered into), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant CDN Lender or affiliate thereof that are required to be paid by the Borrower pursuant to the terms of any Specified Hedge Agreement).

          "CDN Borrower Obligations": the collective reference to (i) the CDN Borrower Credit Agreement Obligations, (ii) the CDN Borrower Hedge Agreement Obligations, but only to the extent that, and only so long as, the CDN Borrower Credit Agreement Obligations are secured and guaranteed pursuant hereto, and
(iii) the CDN Borrower Cash Management Obligations, but only to the extent that, and only so long as, the CDN Borrower Credit Agreement Obligations are secured and guaranteed pursuant hereto.

          "Chattel Paper": all chattel paper in which any Grantor now or hereafter has an interest, and any part of such interest.

          "Collateral": as defined in Section 3.

          "Collateral Account": any collateral account established by the CDN Administrative Agent as provided in Section 6.1 or 6.4.

          "Contracts": any contracts, agreements, indentures, policies of insurance, licenses, commitments, entitlements, engagements or other arrangements, whether written or unwritten, to which any Grantor is now or hereafter a party or has a benefit, right, or in which any Grantor now or hereafter has an interest.

          "Copyright Licenses": all written agreements naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule
6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

          "Copyrights": (i) all copyrights arising under the laws of Canada, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the Canadian Intellectual Property Office, and (ii) the right to obtain all renewals thereof.

          "Deposit Account": any demand, time, savings, passbook or like account maintained with a depository institution.

          "Documents of Title": all documents of title, whether negotiable or non-negotiable, including, without limitation, all warehouse receipts and bills of lading, in which any Grantor now or hereafter has an interest, and any part thereof.

          "Equipment": all goods in which any Grantor now or hereafter has an interest other than Inventory or consumer goods and any part thereof, including, without limitation, all tools, apparatus, fixtures, plant, machinery and furniture.

          "Grantors": the CDN Borrower and each Guarantor.

          "Guarantor Obligations": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the CDN Administrative Agent, the Administrative Agent, any Receiver or to the CDN Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

          "Holdings": Sunshine Acquisition Corporation.

          "Instruments": all letters of credit, advices of and all other instruments in which any Grantor now or hereafter has an interest, and any part thereof.

          "Intangibles": all intangible property of whatever kind in which any Grantor now or hereafter has an interest, including, without limitation, any Grantor's rights under Contracts, Intellectual Property, Technical Information, permits and quotas.

          "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under Canadian, multinational or foreign laws or otherwise, now existing or hereafter adopted or acquired, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, brands, business names, uniform resource locators ("URL"), domain names, tag lines, designs, graphics, logos and other commercial symbols and indicia of origin, goodwill, inventions, industrial designs, other intellectual property rights, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Intercompany Note": any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries.

          "Inventory": all inventory of whatever kind and wherever situate in which any Grantor now or hereafter has an interest, including, without limitation, all goods, merchandise, raw materials, goods in process, finished goods and other tangible personal property held for sale, lease, resale or exchange or furnished or to be furnished under contracts for service or that are used or consumed in the business of any Grantor, and any part thereof.

          "Issuers": the collective reference to each issuer of a Pledged Security.

          "Money": all money in which any Grantor now or hereafter has an interest, and any part thereof.

          "Obligations": (i) in the case of the CDN Borrower, the CDN Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

          "Patent License": all written agreements providing for the grant by or to any Grantor of any right to manufacture, use, import, export, distribute or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

          "Patents": (i) all letters patent of Canada, all reissues and extensions thereof, and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of Canada, the United States, any other country or any political subdivision thereof, and all continuations and continuations in part thereof, including, without limitation, any of the foregoing referred to in
Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

          "Pledged Notes": all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor in excess of $1,000,000 (or Intercompany Notes which, in the aggregate, are in excess of $1,000,000) and all other promissory notes issued to or held by any Grantor in excess of $1,000,000 (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

          "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock.

          "Pledged Stock": the collective reference to the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock or any other Securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

          "PPSA": the Personal Property Security Act (Ontario), including the regulations thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security as in effect in a jurisdiction other than Ontario, "PPSA" means the Personal Property Security Act or such other applicable legislation as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

          "Proceeds": all "proceeds" as such term is defined in the PPSA and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

          "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          "Securities": all shares, limited partnership units, trust units, stock, warrants, bonds, debentures, debenture stock and "securities" as such term is defined in the PPSA, and any part thereof.

          "Securities Act": the Securities Act (Ontario), as amended and the securities laws of any other applicable jurisdiction.

          "Specified Cash Management Arrangement": any cash management arrangement (a) entered into by (i) the CDN Borrower or any of its Subsidiaries and (ii) any CDN Lender or any affiliate thereof at the time such cash management arrangement was entered into, as counterparty, and (b) which has been designated by such CDN Lender and the CDN Borrower, by notice to the CDN Administrative Agent not later than 90 days after the execution and delivery by the CDN Borrower or its Subsidiary thereof, as a Specified Cash Management Arrangement. The designation of any cash management arrangement as a Specified Cash Management Arrangement shall not create in favor of the CDN Lender or affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or any Guarantor Obligations.

          "Technical Information": all know-how and information owned by or licensed to any Grantor, confidential or otherwise, including, without limitation, any information of a scientific, technical, financial or business nature regardless of its form.

          "Trademark License": all written agreements providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

          "Trademarks": (i) all trademarks, service marks, trade names, corporate names, company names, business names, domain names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the Canadian Intellectual Property Office or in any similar office or agency or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

          "ULC": as defined in the preamble hereto.

          "ULC Shares": as defined in the preamble hereto.

          "US Borrower": (a) at any time prior to the consummation of the US Merger Transactions, the Initial US Borrower, and (b) upon and at any time after the consummation of the US Merger Transactions, the Surviving US Borrower.

          "Vehicles": all cars, trucks, trailers, construction and earth moving equipment and all other motor vehicles, as such term is defined in the PPSA.

     1.2 Other Definitional Provisions

     (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

     (d) Unless otherwise specified, all references to dollar amounts in this Agreement shall mean lawful currency of the United States.

                              SECTION 2. GUARANTEE

     2.1 Guarantee

     (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the CDN Administrative Agent, for the ratable benefit of the CDN Administrative Agent, the Administrative Agent, the CDN Lenders and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the CDN Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the CDN Borrower Obligations.

     (b) The guarantee contained in this Section 2 shall remain in full force and effect until all the CDN Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full (other than contingent or indemnification obligations not then due), no Letter of Credit or B/A (that is not cash collateralized to the reasonable satisfaction of the CDN Issuing Lender or purchasing CDN Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated, notwithstanding that from time to time during the term of the Credit Agreement the CDN Borrower may be free from any CDN Borrower Obligations.

     (c) No payment (other than payment in full) made by the CDN Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the CDN Administrative Agent, the Administrative Agent or any CDN Lender from the CDN Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the CDN Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the CDN Borrower Obligations or any payment received or collected from such Guarantor in respect of the CDN Borrower Obligations), remain liable for the CDN Borrower Obligations up to the maximum liability of such Guarantor hereunder until the CDN Borrower Obligations shall have been paid in full (other than contingent or indemnification obligations not then due), no Letter of Credit or B/A (that is not cash collateralized to the reasonable satisfaction of the CDN Issuing Lender or purchasing CDN Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated.

     2.2 Right of Contribution

          Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the CDN Administrative Agent, the Administrative Agent and the CDN Lenders, and each Guarantor shall remain liable to the CDN Administrative Agent, the Administrative Agent and the CDN Lenders for the full amount guaranteed by such Guarantor hereunder.

     2.3 No Subrogation

          Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the CDN Administrative Agent, the Administrative Agent or any CDN Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the CDN Administrative Agent, the Administrative Agent or any CDN Lender against the CDN Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the CDN Administrative Agent, the Administrative Agent or any CDN Lender for the payment of the CDN Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the CDN Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the CDN Administrative Agent, the Administrative Agent and the CDN Lenders by the CDN Borrower on account of the CDN Borrower Obligations shall have been paid in full (other than contingent or indemnification obligations not then due), no Letter of Credit or B/A (that is not cash collateralized to the reasonable satisfaction of the CDN Issuing Lender or purchasing CDN Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the CDN Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the CDN Administrative Agent, the Administrative Agent and the CDN Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the CDN Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the CDN Administrative Agent, if required), to be applied against the CDN Borrower Obligations, whether matured or unmatured, in such order as the CDN Administrative Agent may determine.

     2.4 Amendments, etc. with respect to the CDN Borrower Obligations

          Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the CDN Borrower Obligations made by the CDN Administrative Agent, the Administrative Agent or any CDN Lender may be rescinded by the CDN Administrative Agent, the Administrative Agent or such CDN Lender and any of the CDN Borrower Obligations continued, and the CDN Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the CDN Administrative Agent, the Administrative Agent or any CDN Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the CDN Administrative Agent (or the Required CDN Lenders or all CDN Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the CDN Administrative Agent, the Administrative Agent or any CDN Lender for the payment of the CDN Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the CDN Administrative Agent, the Administrative Agent nor any CDN Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the CDN Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

     2.5 Guarantee Absolute and Unconditional

     (a) The obligations of each Guarantor under this Agreement are continuing, unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged, diminished, limited or otherwise affected by (and each Guarantor hereby consents to or waives, as applicable, to the fullest extent permitted by applicable law): (a) any extension, other indulgence, renewal, settlement, discharge, compromise, waiver, subordination or release in respect of any CDN Borrower Obligation, security, Person or otherwise; (b) any modification or amendment of or supplement to the

CDN Borrower Obligations, including any increase or decrease in the principal, the rates of interest or other amounts payable thereunder; (c) any release, non-perfection or invalidity of any direct or indirect security for any CDN Borrower Obligation; (d) any change in the existence, structure, constitution, name, objects, powers, business, control or ownership of the CDN Borrower or any other Person, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the CDN Borrower or any other Person or its assets; (e) the existence of any claim, set off or other rights which any Guarantor may have at any time against the CDN Borrower, the CDN Administrative Agent, the Administrative Agent, any CDN Lender, or any other Person, whether in connection herewith or any unrelated transactions; (f) any invalidity, illegality or unenforceability relating to or against the CDN Borrower or any provision of applicable law or regulation purporting to prohibit the payment by the CDN Borrower of the principal or interest under the CDN Borrower Obligations; (g) any limitation, postponement, prohibition, subordination or other restriction on the rights of the CDN Administrative Agent, the Administrative Agent or any CDN Lender to payment of the CDN Borrower Obligations; (h) any release, substitution or addition of any cosigner, endorser or other guarantor of the CDN Borrower Obligations; (i) any defence arising by reason of any failure of the CDN Administrative Agent, the Administrative Agent or any CDN Lender to make any presentment, demand for performance, notice of non-performance, protest, and any other notice, including notice of all of the following: acceptance of this Agreement, partial payment or non-payment of all or any part of the CDN Borrower Obligations and the existence, creation, or incurring of new or additional CDN Borrower Obligations; (j) any defense arising by reason of any failure of the CDN Administrative Agent, the Administrative Agent or any CDN Lender to proceed against the CDN Borrower or any other Person, to proceed against, apply or exhaust any security held from the CDN Borrower or any other Person for the CDN Borrower Obligations, to proceed against, apply or exhaust any security held from any Guarantor or any other Person for this Agreement or to pursue any other remedy in the power of the CDN Administrative Agent, the Administrative Agent or any CDN Lender whatsoever; (k) any law which provides that the obligation of a guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal obligation or which reduces a guarantor's obligation in proportion to the principal obligation; (l) any defence arising by reason of any incapacity, lack of authority, or other defense of the CDN Borrower or any other Person, or by reason of any limitation, postponement, prohibition on the CDN Administrative Agent's, the Administrative Agent's or any CDN Lender's right to payment of the CDN Borrower Obligations or any part thereof, or by reason of the cessation from any cause whatsoever of the liability of the CDN Borrower or any other Person with respect to all or any part of the CDN Borrower Obligations, or by reason of any act or omission of the CDN Administrative Agent, the Administrative Agent, any CDN Lender or others which directly or indirectly results in the discharge or release of the CDN Borrower or any other Person or all or any part of the CDN Borrower Obligations or any security or guarantee therefor, whether by contract, operation of law or otherwise; (m) any defense arising by reason of any failure by the CDN Administrative Agent, the Administrative Agent or any CDN Lender to obtain, perfect or maintain a perfected or prior (or any) security interest in or lien or encumbrance upon any property of the CDN Borrower or any other Person, or by reason of any interest of the CDN Administrative Agent, the Administrative Agent or any CDN Lender in any property, whether as owner thereof or the holder of a security interest therein or lien or encumbrance thereon, being invalidated, voided, declared fraudulent or preferential or otherwise set aside, or by reason of any impairment by the CDN Administrative Agent, the Administrative Agent or any CDN Lender of any right to recourse or collateral; (n) any defense arising by reason of the failure of the CDN Administrative Agent, the Administrative Agent or any CDN Lender to marshall any assets; (o) any defense based upon any failure of the CDN Administrative Agent, the Administrative Agent or any CDN Lender to give to the CDN Borrower or any Guarantor notice of any sale or other disposition of any property securing any or all of the CDN Borrower Obligations or any guarantee thereof, or any defect in any notice that may be given in connection with any sale or other disposition of any such property, or any failure of the CDN Administrative Agent, the Administrative Agent or any CDN Lender to comply with any provision of applicable law in enforcing any security interest in or lien upon any such property, including any failure by the CDN Administrative Agent to dispose of any such property in a commercially reasonable manner; (p) any dealing whatsoever with the CDN Borrower or other Person or any security, whether negligently or not, or any failure to do so; (q) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the CDN Borrower or any other Person, including any discharge of, or bar against collecting, any of the CDN Borrower Obligations, in or as a result of any such proceeding; or (r) any other act or omission to act or delay of any kind by the CDN Borrower, the CDN Administrative Agent, the Administrative Agent, any CDN Lender, or any other Person or any other circumstance whatsoever, whether similar or dissimilar to the foregoing, which might, but for the provisions of this Section 2.5, constitute a legal or equitable discharge, limitation or reduction of any Guarantor's obligations hereunder (other than the payment in full of all of the CDN Borrower Obligations). The foregoing provisions apply (and the foregoing waivers will be effective) even if the effect of any action (or failure to take action) by the CDN Administrative Agent, the Administrative Agent or any CDN Lender is to destroy or diminish any Guarantor's subrogation rights, any Guarantor's right to proceed against the CDN Borrower for reimbursement, any Guarantor's right to recover contribution from any other guarantor or any other right or remedy.

     (b) Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the CDN Borrower Obligations and notice of or proof of reliance by the CDN Administrative Agent, the Administrative Agent or any CDN Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the CDN Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, increased, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the CDN Borrower and any of the Guarantors, on the one hand, with respect to the Loan Documents and the CDN Administrative Agent, the Administrative Agent and the CDN Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the CDN Borrower or any of the Guarantors with respect to the CDN Borrower Obligations. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the CDN Administrative Agent, the Administrative Agent or any CDN Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the CDN Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the CDN Borrower Obligations or any right of offset with respect thereto, and any failure by the CDN Administrative Agent, the Administrative Agent or any CDN Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the CDN Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the CDN Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the CDN Administrative Agent, the Administrative Agent or any CDN Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

     2.6 Reinstatement

          The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the CDN Borrower Obligations is rescinded or must otherwise be restored or returned by the CDN Administrative Agent, the Administrative Agent or any CDN Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the CDN Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator, interim-receiver, receiver manager, receiver and manager, or trustee or similar officer for, the CDN Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

     2.7 Payments

          Each Guarantor hereby guarantees that payments hereunder will be paid to the CDN Administrative Agent without set-off or counterclaim in Dollars or CDN Dollars, as applicable, in immediately available funds at the CDN Funding Office.

     2.8 Taxes

     (a) Except as required by applicable law, all payments made by the Guarantors under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income taxes, levies, imposts, duties, charges, fees, deductions, withholdings or Other Taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes, net profits or capital taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the CDN Administrative Agent, the Administrative Agent or any Lender as a result of a present or former connection between the CDN Administrative Agent, the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the CDN Administrative Agent, the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) and (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Guarantor is located (including the branch interest tax imposed under Part XIII of the ITA (or any successor or similar provision), the branch tax imposed under Part XIV of the ITA (or any successor or similar provision) and any similar taxes imposed under the laws of any province or territory of Canada). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable by the relevant Guarantor to the CDN Administrative Agent, the Administrative Agent or any Lender hereunder, the amounts so payable to the CDN Administrative Agent, the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the CDN Administrative Agent, the Administrative Agent or such Lender (after deduction or withholding of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Credit Agreement; provided, however, that the relevant Guarantor shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (d), as applicable, of this Section, (ii) that are United States withholding taxes imposed on amounts payable under the US Term Facility, US Revolving Facility or CDN Revolving Facility to such Lender at the time such Lender becomes a US Term Lender, US Revolving Lender or CDN Revolving Lender, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the relevant Guarantor with respect to such Non-Excluded Taxes pursuant to this paragraph or (iii) that are imposed by Canada on any amount paid or credited under the CDN Revolving Facility to any Lender (x) that is not a resident in Canada for purposes of the ITA or (y) that is not otherwise deemed to be a resident in Canada for purposes of Part XIII of the ITA in respect of any amounts paid or credited to such Lender under the CDN Revolving Facility, except to the extent that such Lender acquired its interest in the CDN Revolving Facility following the occurrence of and during of and continuance of an Event of Default under Section 8(a) or (f) pursuant to Section 10.6(b)(ii)(D) of the Credit Agreement (in which case the requirement to increase any such amounts shall apply).

     (b) In addition, the relevant Guarantor shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by any Guarantor, as promptly as possible thereafter, the relevant Guarantor shall send to the CDN Administrative Agent or the Administrative Agent for the account of the CDN Administrative Agent, the Administrative Agent or Lender, as the case may be, a certified copy of an original official receipt received by the relevant Guarantor showing payment thereof if such receipt is obtainable, or, if not, such other evidence of payment as may reasonably be required by the CDN Administrative Agent, the Administrative Agent or such Lender. If any Guarantor fails to pay any Non-Excluded Taxes or Other Taxes that such Guarantor is required to pay pursuant to this Section 2.8 (or in respect of which such Guarantor would be required to pay increased amounts pursuant to Section 2.8(a) if such Non-Excluded Taxes or Other Taxes were withheld) when due to the appropriate taxing authority or fails to remit to the CDN Administrative Agent or the Administrative Agent, as the case may be, the required receipts or other required documentary evidence, such Guarantor shall indemnify the CDN Administrative Agent, the Administrative Agent and the Lenders for any payments by them of such Non-Excluded Taxes or Other Taxes and for any incremental taxes, interest or penalties that become payable by the CDN Administrative Agent, the Administrative Agent or any Lender as a result of any such failure.

     (d) Each Lender that is a US Term Lender or US Revolving Lender or that is a CDN Revolving Lender or a Related Affiliate that is making CDN Revolving Loans to the US Borrower or participating in CDN Letters of Credit issued for the account of the US Borrower that in any case is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a "Non-US Lender") shall deliver to the US Borrower and the Administrative Agent (or, in the case of a Participant, to the US Borrower and to the Lender from which the related participation shall have been purchased) (i) two accurate and complete copies of IRS Form W-8ECI or W-8BEN, or, (ii) in the case of a Non-US Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit F to the Credit Agreement and two accurate and complete copies of IRS Form W-8BEN, or any subsequent versions or successors to such forms, in each case properly completed and duly executed by such Non-US Lender claiming complete exemption from, or a reduced rate of, United States federal withholding tax on all payments by each Guarantor under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-US Lender on or before the date it becomes a party to the Credit Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-US Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-US Lender. Each Non-US Lender shall (i) promptly notify the US Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the US Borrower in respect of a Guarantor (or any other form of certification adopted by the United States taxing authorities for such purpose) and (ii) take such steps as shall not be disadvantageous to it, in its reasonable judgment, and as may be reasonably necessary (including the re-designation of its lending office pursuant to Section 2.23 of the Credit Agreement) to avoid any requirement of applicable laws of any such jurisdiction that any Guarantor make any deduction or withholding for taxes from amounts payable to such Lender. Notwithstanding any other provision of this paragraph, a Non-US Lender shall not be required to deliver any form pursuant to this paragraph that such Non-US Lender is not legally able to deliver.

     (e) Each Lender that is a US Term Lender or US Revolving Lender or that is a CDN Revolving Lender or a Related Affiliate that is making CDN Revolving Loans to the US Borrower or participating in CDN Letters of Credit issued for the account of the US Borrower that is a United States person (as such term is defined in Section 7701(a)(3) of the Code) (a "US Lender") shall deliver to the US Borrower and the Administrative Agent two accurate and complete copies of IRS Form W-9, or any subsequent versions or successors to such form. Such forms shall be delivered by each US Lender on or before the date it becomes a party to the Credit Agreement Agreement. In addition, each US Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such US Lender. Each US Lender shall promptly notify the US Borrower at any time it determines that it is no longer in a position to provide any previously delivered certifications to the US Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose).

     (f) If the CDN Administrative Agent, the Administrative Agent or any Lender determines, in good faith, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by any Guarantor or with respect to which any Guarantor has paid additional amounts pursuant to this
Section 2.8, it shall promptly pay over such refund to such Guarantor (but only to the extent of indemnity payments made, or additional amounts paid, by such Guarantor under this Section 2.8 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the CDN Administrative Agent, the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Guarantor, upon the request of the CDN Administrative Agent, the Administrative Agent or such Lender, agrees to repay the amount paid over to such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the CDN Administrative Agent, the Administrative Agent or such Lender in the event the CDN Administrative Agent, the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority; provided, further, that such Guarantor shall not be required to repay to the CDN Administrative Agent, the Administrative Agent or the Lender an amount in excess of the amount paid over by such party to such Guarantor pursuant to this Section. This paragraph shall not be construed to require the CDN Administrative Agent, the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Guarantor or any other Person.

     (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Obligations.

                     SECTION 3. GRANT OF SECURITY INTEREST

     3.1 Grant of Security Interest

          Each Grantor hereby grants to the CDN Administrative Agent, for the ratable benefit of the CDN Administrative Agent, the Administrative Agent and the CDN Lenders (and any affiliates of any CDN Lender to which CDN Borrower Hedge Agreement Obligations or CDN Borrower Cash Management Obligations are owing), a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

     (a) all Accounts;

     (b) all Chattel Paper;

     (c) all Documents of Title;

     (d) all Equipment;

     (e) all Intangibles;

     (f) all Instruments;

     (g) all Intellectual Property;

     (h) all Inventory;

     (i) all Pledged Securities;

     (j) all other personal property not otherwise described above;

     (k) all books and records pertaining to the Collateral; and

     (l) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

          provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in (i) any leasehold interest in real property, (ii) any Intellectual Property if the grant of such security interest shall constitute or result in the abandonment, invalidation or rendering unenforceable any rights, title or interest of any Grantor therein, (iii) any Vehicles or Deposit Accounts (without prejudice to any amounts therein which are Proceeds of the Collateral) and all Proceeds thereof, and (iv) any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Pledged Securities, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law. It is hereby understood and agreed that any Property described in the preceding proviso, and any Property that is otherwise expressly excluded from clauses (a) through (l) above, shall be excluded from the definition of "Collateral".

     3.2 Attachment of Security Interest

          Each Grantor and the CDN Administrative Agent hereby acknowledge that
(a) value has been given, (b) such Grantor has rights in the Collateral in which it has granted a security interest, and (c) this Agreement constitutes a security agreement as that term is defined in the PPSA.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

          To induce the CDN Administrative Agent, the Administrative Agent and the CDN Lenders to enter into the Credit Agreement and to induce the CDN Lenders to make their respective extensions of credit to the CDN Borrower thereunder, each Grantor hereby represents and warrants to the CDN Administrative Agent, the Administrative Agent and each CDN Lender that:

     4.1 Representations in Credit Agreement

          In the case of each Grantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Grantor or to the Loan Documents to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the CDN Administrative Agent, the Administrative Agent and each CDN Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided, that each reference in each such representation and warranty to the CDN Borrower's knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Grantor's knowledge.

     4.2 Title; No Other Liens

          Except for the security interest granted to the CDN Administrative Agent pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns or has rights in each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or on record in any public office, except (i) such as have been filed in favor of the CDN Administrative Agent, for the ratable benefit of the CDN Administrative Agent, the Administrative Agent and CDN Lenders, pursuant to this Agreement or such other filings as are permitted by the Credit Agreement, (ii) financing statements to be released on the Closing Date and (iii) financing statements that have been filed without the consent of any Grantor (for greater certainty, financing statements that have been filed in connection with a Lien granted by a Grantor pursuant to a security agreement executed by such Grantor shall be deemed to have been filed with the consent of such Grantor). For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned, licensed or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a "Lien" on such Intellectual Property. Each of the CDN Administrative Agent, the Administrative Agent and each CDN Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the CDN Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

     4.3 Jurisdiction of Organization; Chief Executive Office

          On the date hereof, such Grantor's exact legal name (as indicated on the articles of incorporation or similar document of such Grantor), jurisdiction of organization, and the location of such Grantor's chief executive office or domicile (for purposes of the Quebec Civil Code), as the case may be, are specified on Schedule 4.

     4.4 Inventory and Equipment

          On the date hereof, the Inventory and the Equipment (other than mobile goods) in excess of $500,000 are kept at the locations listed on Schedule 5.

     4.5 Farm Products

          On the date hereof, none of the Collateral constitutes, or is the Proceeds of, growing crops, the unborn young of animals, timber to be cut or minerals or hydrocarbons to be extracted.

     4.6 Pledged Stock.

          On the date hereof, the shares of Pledged Stock pledged by such Grantor hereunder:

     (a) have been duly authorized, validly issued and are fully paid and (other than the ULC Shares of a ULC) non-assessable; and

     (b) constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor (and after giving effect to the Company Reorganization).

     4.7 Intellectual Property.

     (a) Schedule 6 lists all material Intellectual Property owned by such Grantor in its own name on the date hereof.

     (b) Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

                              SECTION 5. COVENANTS

          Each Grantor covenants and agrees with the CDN Administrative Agent, the Administrative Agent and the CDN Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit or B/A shall be outstanding and the Commitments shall have terminated:

     5.1 Covenants in Credit Agreement

          In the case of each Grantor, such Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

     5.2 Pledged Securities

          In the case of each Grantor which is an Issuer, such Issuer agrees that (a) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it and (b) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.

     5.3 ULC Shares

          To the extent that the charter, by-laws or any other constitutional document of a ULC restricts the transfer of the Pledged Stock or ULC Shares of such issuer, including the prospective transfer of such Pledged Stock or ULC Shares by the CDN Administrative Agent, the Administrative Agent or any CDN Lender upon the realization on the security constituted hereby in accordance with this Agreement, the terms of such restriction permit that any such transfer shall be permitted if the CDN Administrative Agent receives either a consent to such transfer by a resolution of the shareholders of the issuer of such Pledged Stock or ULC Shares or a resolution of the directors of such issuer consenting to such transfer.

                         SECTION 6. REMEDIAL PROVISIONS

     6.1 Certain Matters Relating to Receivables

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                                                                              17


     (a) At any time during the continuance of an Event of Default, upon the CDN Administrative Agent's reasonable request at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the CDN Administrative Agent to furnish to the CDN Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

     (b) If required by the CDN Administrative Agent at any time after the occurrence and during the continuance of an Event of Default under Section 8(a) or 8(f) of the Credit Agreement, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business
Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the CDN Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the CDN Administrative Agent, subject to withdrawal by the CDN Administrative Agent for the account of the CDN Administrative Agent, the Administrative Agent and the CDN Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the CDN Administrative Agent, the Administrative Agent and the CDN Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

     (c) If an Event of Default has occurred and is continuing and at the CDN Administrative Agent's request, each Grantor shall deliver to the CDN Administrative Agent all documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all orders, invoices and shipping receipts.

     6.2 Communications with Obligors; Grantors Remain Liable

     (a) Upon the request of the CDN Administrative Agent at any time after the occurrence and during the continuance of an Event of Default under Section 8(a) or 8(f) of the Credit Agreement, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the CDN Administrative Agent for the ratable benefit of the CDN Administrative Agent, the Administrative Agent and the CDN Lenders and that payments in respect thereof shall be made directly to the CDN Administrative Agent.

     (b) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the CDN Administrative Agent, the Administrative Agent nor any CDN Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the CDN Administrative Agent, the Administrative Agent or any CDN Lender of any payment relating thereto, nor shall the CDN Administrative Agent, the Administrative Agent or any CDN Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     6.3 Pledged Securities

     (a) Unless an Event of Default shall have occurred and be continuing and the CDN Administrative Agent shall have given notice to the relevant Grantor of the CDN Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to

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                                                                              18


receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities.

     (b) If an Event of Default shall occur and be continuing and the CDN Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) unless otherwise provided in the Credit Agreement, the CDN Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) any or all of the Pledged Securities shall, at the sole discretion of the CDN Administrative Agent, be registered in the name of the CDN Administrative Agent or its nominee, and the CDN Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the CDN Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the CDN Administrative Agent may determine), all without liability except to account for property actually received by it, but the CDN Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing unless the CDN Administrative Agent has given notice of its intent to exercise as set forth above. For greater certainty, nothing in this Agreement shall be construed to subject the CDN Administrative Agent, the Administrative Agent or any CDN Lender to liability as a member or owner of any Issuer nor shall the CDN Administrative Agent, the Administrative Agent or any CDN Lender be deemed to have assumed any obligations under any operating agreement, subscription agreement, keep-well agreement, shareholder agreement, partnership or similar agreement relating to the Pledged Stock or otherwise.

     (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to comply with any instruction received by it from the CDN Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing, and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying.

     6.4 Proceeds to be Turned Over To CDN Administrative Agent

          In addition to the rights of the CDN Administrative Agent, the Administrative Agent and the CDN Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing and the Loans shall have been accelerated pursuant to Section 8 of the Credit Agreement, all Proceeds received by any Grantor consisting of cash, cheques and other near-cash items shall be held by such Grantor in trust for the CDN Administrative Agent, the Administrative Agent and the CDN Lenders, segregated from other funds of such Grantor, and shall, promptly upon receipt by such Grantor, be turned over to the CDN Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the CDN Administrative Agent, if required). All Proceeds received by the CDN Administrative Agent hereunder shall be held by the CDN Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the CDN Administrative Agent in a Collateral Account (or by such Grantor in trust for the CDN

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                                                                              19


Administrative Agent, the Administrative Agent and the CDN Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

     6.5 Application of Proceeds

          If an Event of Default shall have occurred and be continuing and the Loans shall have been accelerated pursuant to Section 8 of the Credit Agreement, at any time at the CDN Administrative Agent's election, the CDN Administrative Agent may apply all or any part of Proceeds constituting Collateral and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

          First, to pay incurred and unpaid reasonable, out-of-pocket fees and expenses of the CDN Administrative Agent, the Administrative Agent or any Receiver under the Loan Documents;

          Second, to the CDN Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the CDN Administrative Agent, the Administrative Agent and the CDN Lenders (and any affiliates thereof which are party to any Specified Hedge Agreement) according to the amounts of the Obligations then due and owing and remaining unpaid to each of them; and

          Third, any balance of such Proceeds remaining after the Obligations shall have been paid in full (other than contingent or indemnification obligations not then due), no Letter of Credit or B/A (that is not cash collateralized to the reasonable satisfaction of the CDN Issuing Lender or purchasing CDN Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated shall be paid over to the CDN Borrower or to whomsoever may be lawfully entitled to receive the same.

     6.6 PPSA and Other Remedies

          If an Event of Default shall occur and be continuing, the CDN Administrative Agent and/or any Receiver, on behalf of the CDN Administrative Agent, the Administrative Agent and the CDN Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the PPSA or under any other applicable law or in equity. Without limiting the generality of the foregoing, the CDN Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or notices otherwise provided in the Loan Documents) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived unless otherwise provided in the Loan Documents), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the CDN Administrative Agent, the Administrative Agent, any CDN Lender or any Receiver or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The CDN Administrative Agent, the Administrative Agent, any CDN Lender or any Receiver shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the CDN Administrative Agent's request, to assemble the Collateral and make it available to the

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                                                                              20


CDN Administrative Agent at places which the CDN Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The CDN Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind actually incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the CDN Administrative Agent, the Administrative Agent, the CDN Lenders and any Receiver hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the CDN Administrative Agent may elect, and only after such application and after the payment by the CDN Administrative Agent of any other amount required by any provision of law, need the CDN Administrative Agent account for the surplus, if any, to any Grantor. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     6.7 Private Sales

          Each Grantor recognizes that the CDN Administrative Agent and/or any Receiver may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and other applicable provincial securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The CDN Administrative Agent and/or any Receiver shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable provincial securities laws, even if such Issuer would agree to do so.

     6.8 Deficiency

          Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any legal counsel employed by the CDN Administrative Agent and/or any Receiver to collect such deficiency.

     6.9 Appointment of Receiver.

          If an Event of Default shall occur and be continuing, the CDN Administrative Agent may appoint or reappoint any person, persons, or entity, whether officer(s), employee(s) or agent(s) of the CDN Administrative Agent, to be a receiver, receiver-manager or receiver and manager (each, a "Receiver") of all or any part of the Collateral and may remove any Receiver so appointed and appoint another in its stead. Any Receiver shall, to the extent permitted by applicable law, so far as concerns responsibility for its acts, be deemed to be the agent of the Grantors and not an agent of the CDN Administrative Agent, the Administrative Agent or any CDN Lender. Neither the CDN Administrative Agent, the Administrative Agent nor any CDN Lender shall be in any way responsible for any misconduct, negligence or nonfeasance on the part of such Receiver or its servants, agents or employees. Subject to the provisions of the instrument appointing it, any Receiver shall have all of the powers and rights as have been granted to the CDN Administrative Agent under this Section 6 or as otherwise provided by law. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, enter upon, use and occupy all premises owned or occupied by any Grantors wherein Collateral may be situate, maintain Collateral upon such premises, borrow money on a secured or an unsecured basis and use Collateral directly in carrying on any Grantor's business or otherwise as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by the CDN Administrative Agent, all money received from time to time by such Receiver in carrying out its appointment shall be received in trust for and be paid over to the CDN Administrative Agent.

                    SECTION 7. THE CDN ADMINISTRATIVE AGENT

     7.1 CDN Administrative Agent's Appointment as Attorney-in-Fact, etc.

     (a) Each Grantor hereby irrevocably constitutes and appoints the CDN Administrative Agent, any Receiver and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the CDN Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following (provided, that anything in this Section 7.1(a) to the contrary notwithstanding, the CDN Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing) in the name of such Grantor or its own name, or otherwise:

          (i) take possession of and endorse and collect any cheques, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the CDN Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

          (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the CDN Administrative Agent may request to evidence the CDN Administrative Agent's, the Administrative Agent's and the CDN Lenders' security interest in such Intellectual Property and the goodwill and intangibles of such Grantor relating thereto or represented thereby;

          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the CDN Administrative Agent or as the CDN Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the CDN Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the CDN Administrative Agent were the absolute owner thereof for all purposes, and do, at the CDN Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the CDN Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the CDN Administrative Agent's, the Administrative Agent's and the CDN Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

     (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the CDN Administrative Agent, at its option, but without any obligation so to do, may give such Grantor written notice of such failure to perform or comply and if such Grantor fails to perform or comply within three
(3) Business Days of receiving such notice (or if the CDN Administrative Agent reasonably determines that irreparable harm to the Collateral or to the security interest of the CDN Administrative Agent hereunder could result prior to the end of such three-Business Day period), then the CDN Administrative Agent may perform or comply, or otherwise cause performance or compliance, with such agreement.

     (c) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     7.2 Duty of CDN Administrative Agent

          To the extent permitted by law, the CDN Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the PPSA or otherwise, shall be to deal with it in the same manner as the CDN Administrative Agent deals with similar property for its own account. None of the CDN Administrative Agent, the Administrative Agent, any CDN Lender, any Receiver or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the CDN Administrative Agent, the Administrative Agent, the CDN Lenders and/or any Receiver hereunder are solely to protect the CDN Administrative Agent's, the Administrative Agent's and the CDN Lenders' interests in the Collateral and shall not impose any duty upon the CDN Administrative Agent, the Administrative Agent, any CDN Lender and/or any Receiver to exercise any such powers. The CDN Administrative Agent, the Administrative Agent, the CDN Lenders and/or any Receiver shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of their directors, officers, employees or agents.

     7.3 Execution of Financing Statements

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                                                                              23


          Pursuant to any applicable law, each Grantor authorizes the CDN Administrative Agent to file or record financing statements or financing change statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the CDN Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the CDN Administrative Agent under this Agreement. Each Grantor authorizes the CDN Administrative Agent to use the collateral description "all personal property" in any such financing statements.

     7.4 Authority of CDN Administrative AgentEach Grantor acknowledges that the rights and responsibilities of the CDN Administrative Agent under this Agreement with respect to any action taken by the CDN Administrative Agent or the exercise or non-exercise by the CDN Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the CDN Administrative Agent, the Administrative Agent and the CDN Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the CDN Administrative Agent and the Grantors, the CDN Administrative Agent shall be conclusively presumed to be acting as agent for the Administrative Agent and the CDN Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 8. MISCELLANEOUS

     8.1 ULC Shares

     (a) Notwithstanding any provisions to the contrary contained in this Agreement, the Credit Agreement or any other document or agreement among all or some of the parties hereto, where a Grantor is the registered and beneficial owner of ULC Shares which are Pledged Stock, such Grantor will remain the registered and beneficial owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the CDN Administrative Agent, the Administrative Agent, any CDN Lender or any other Person on the books and records of such ULC. Accordingly, such Grantor shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, in respect of such ULC Shares and shall have the right to vote such ULC Shares and to control the direction, management and policies of the ULC to the same extent as the Grantor would if such ULC Shares were not pledged to the CDN Administrative Agent (for its own benefit and for the benefit of the Administrative Agent and the CDN Lenders) pursuant hereto. Nothing in this Agreement or any other document or agreement among all or some of the parties hereto is intended to, and nothing in this Agreement or any other document or agreement among all or some of the parties hereto shall, constitute the CDN Administrative Agent, the Administrative Agent, any of the CDN Lenders or any Person other than the Grantor, a member of a ULC for the purposes of the Companies Act (Nova Scotia) until such time as notice is given to the Grantor and further steps are taken pursuant hereto or thereto so as to register the CDN Administrative Agent or such other Person, as specified in such notice, as the holder of the ULC Shares. To the extent any provision hereof would have the effect of constituting the CDN Administrative Agent, the Administrative Agent or any of the CDN Lenders as a member of any ULC prior to such time, such provision shall be severed herefrom and shall be ineffective with respect to ULC Shares which are Pledged Stock without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Stock which are not ULC Shares.

     (b) Except upon the exercise of rights to sell, transfer or otherwise dispose of the Pledged Stock issued by a ULC following the occurrence and during the continuance of an Event of Default pursuant to Section 6, no Grantor shall cause or permit, or enable any ULC in which it holds ULC Shares which are

Pledged Stock to cause or permit, the CDN Administrative Agent, the Administrative Agent or the CDN Lenders to: (a) be registered by the ULC as shareholders or members of such ULC; (b) have any notation entered by the ULC in their favor in the share register of such ULC; (c) be held out as shareholders or members of such ULC; or (d) be paid, directly or indirectly, any dividends, property or other distributions from the ULC by reason of the CDN Administrative Agent, the Administrative Agent or the CDN Lenders holding a security interest in the ULC Shares; or (e) act as a shareholder or member of the ULC, or exercise any rights of a shareholder or member, including the right to attend a meeting of, or to vote the shares of, the ULC.

     8.2 Amendments in Writing

          None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section
10.1 of the Credit Agreement.

     8.3 Notices

          All notices, requests and demands to or upon the CDN Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in
Section 10.2 of the Credit Agreement; provided, that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1.

     8.4 No Waiver by Course of Conduct; Cumulative Remedies

          Neither the CDN Administrative Agent, the Administrative Agent nor any CDN Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the CDN Administrative Agent, the Administrative Agent or any CDN Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the CDN Administrative Agent, the Administrative Agent or any CDN Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the CDN Administrative Agent, the Administrative Agent or such CDN Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     8.5 Enforcement Expenses; Indemnification

          Each Grantor agrees to pay, and to save the CDN Administrative Agent and the CDN Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the CDN Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement. The agreements in this Section 8.5 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

     8.6 Judgment Currency

     (a) If, for the purpose of obtaining or enforcing judgment against a Grantor in any court in any jurisdiction, it becomes necessary to convert into any other currency (the "Judgment Currency") an amount due under this Agreement or any other Loan Document in any currency (the "Obligation

Currency") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made being referred to as the "Judgment Conversion Date").

     (b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 8.6(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt of the amount due in immediately available funds, the applicable Grantor shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from a Grantor under this Section 8.6 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement. The term "rate of exchange" in this Section means the rate of exchange at which the CDN Administrative Agent, on the relevant date at or about 12:00 noon (Toronto, Ontario time), would be prepared to sell, in accordance with its normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.

     8.7 Successors and Assigns

          This Agreement shall be binding upon the successors and assigns of each Grantor and shall enure to the benefit of the CDN Administrative Agent, the Administrative Agent and the CDN Lenders and their successors and assigns; provided, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the CDN Administrative Agent (it being understood that Dispositions permitted under the Credit Agreement shall not be subject to this proviso).

     8.8 Set-Off

          Each Grantor hereby irrevocably authorizes the CDN Administrative Agent, the Administrative Agent and each CDN Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to the extent permitted by applicable law, upon any amount becoming due and payable by each Grantor (whether at the stated maturity, by acceleration or otherwise after the expiration of any applicable grace periods) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the CDN Administrative Agent, the Administrative Agent or such CDN Lender to or for the credit or the account of such Grantor. Each of the CDN Administrative Agent, the Administrative Agent and each CDN Lender shall notify such Grantor promptly of any such set-off made by it and the application made by the CDN Administrative Agent, the Administrative Agent or such CDN Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     8.9 Counterparts

          This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     8.10 Severability

          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.11 Section Headings

          The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     8.12 Integration

          This Agreement and the other Loan Documents represent the agreement of the Grantors, the CDN Administrative Agent, the Administrative Agent and the CDN Lenders with respect to the subject matter hereof and thereof.

     8.13 GOVERNING LAW

          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE THEREIN.

     8.14 Submission To Jurisdiction; Waivers

          Each Grantor hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the Province of Ontario and applicable appellate courts;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.1 or at such other address of which the CDN Administrative Agent shall have been notified pursuant thereto;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     8.15 Acknowledgements

          Each Grantor hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

     (b) neither the CDN Administrative Agent, the Administrative Agent nor any CDN Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the CDN Administrative Agent, the Administrative Agent and CDN Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the CDN Lenders or among the Grantors and the CDN Lenders.

     8.16 Additional Guarantors

          Each CDN Subsidiary of any Loan Party that is required to become a party to this Agreement pursuant to Section 6.9 of the Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such CDN Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

     8.17 Amalgamation

          Each Grantor acknowledges that if it amalgamates with any other corporation or corporations, then (i) the Collateral and the security interests granted pursuant to this Agreement will extend to and include all the property and assets of the amalgamated corporation thereafter owned or acquired, (ii) the term "Grantor" where used in this Agreement, will extend to and include the amalgamated corporation, and (iii) the term "Obligations", where used in this Agreement, will extend to and include the Obligations of the amalgamated corporation.

     8.18 Releases

     (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than CDN Borrower Hedge Agreement Obligations, CDN Borrower Cash Management Obligations and contingent or indemnification obligations not then due) shall have been paid in full, the Commitments shall have been terminated and no Letter of Credit or B/A (that is not cash collateralized to the reasonable satisfaction of the CDN Issuing Lender or purchasing CDN Lender, as applicable, in respect thereof) shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the CDN Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the CDN Administrative Agent shall deliver to such Grantor any Collateral held by the CDN Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

     (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the CDN Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the CDN Borrower, a Grantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement.

     8.19 WAIVER OF JURY TRIAL

          EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE CDN ADMINISTRATIVE AGENT, THE ADMINISTRATIVE AGENT AND EACH CDN LENDER, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, each of the undersigned has caused this CDN Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                        SS&C TECHNOLOGIES CANADA CORP.


                                        By: /s/ Normand A. Boulanger
                                            ------------------------------------
                                        Name: Normand A. Boulanger
                                        Title: President & CEO


                                        GUARANTORS:

                                        3105198 NOVA SCOTIA COMPANY


                                        By: /s/ Claudius Watts, IV
                                            ------------------------------------
                                        Name: Claudius Watts, IV
                                        Title: President


            Signature Page to CDN Guarantee and Collateral Agreement

                                                                      Annex I to
                                          CDN Guarantee and Collateral Agreement

          ASSUMPTION AGREEMENT, dated as of __________ __, 200_, made by ______________________________ (the "Additional Canadian Guarantor"), in favor of JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent (in such capacity, the "CDN Administrative Agent") for the Canadian banks and other financial institutions or entities (the "CDN Lenders") from time to time parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                                   WITNESSETH:

          WHEREAS, SS&C Technologies, Inc. (the "US Borrower"), SS&C Technologies Canada Corp. (the "CDN Borrower", and together with the US Borrower, the "Borrowers"), the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Credit Agreement, Wachovia Bank, National Association, as syndication agent, Bank of America, as documentation agent, JPMorgan Chase Bank, N.A., as administrative agent, and the CDN Administrative Agent have entered into a Credit Agreement, dated as of November 23, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

          WHEREAS, in connection with the Credit Agreement, the CDN Borrower and each CDN Subsidiary of the US Borrower (other than the Additional Canadian Guarantor) have entered into the CDN Guarantee and Collateral Agreement, dated as of November 23, 2005 (as amended, supplemented or otherwise modified from time to time, the "CDN Guarantee and Collateral Agreement") in favor of the CDN Administrative Agent for the benefit of the CDN Lenders;

          WHEREAS, the Credit Agreement requires the Additional Canadian Guarantor to become a party to the CDN Guarantee and Collateral Agreement; and

          WHEREAS, the Additional Canadian Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the CDN Guarantee and Collateral Agreement;

          NOW, THEREFORE, IT IS AGREED:

          1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Canadian Guarantor, as provided in
Section 8.16 of the CDN Guarantee and Collateral Agreement, hereby becomes a party to the CDN Guarantee and Collateral Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the CDN Guarantee and Collateral Agreement. The Additional CDN Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the CDN Guarantee and Collateral Agreement is true and correct on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

          2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE THEREIN.

          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                        [ADDITIONAL CANADIAN GUARANTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                    Annex 1-A to
                                                            Assumption Agreement

                            Supplement to Schedule 1

                            Supplement to Schedule 2

                            Supplement to Schedule 3

                            Supplement to Schedule 4

                            Supplement to Schedule 5

                            Supplement to Schedule 6